Exhibit 99.1

8500 Normandale Lake Blvd., Ste. 1230 Minneapolis, MN 55437

NEWS	FOR IMMEDIATE RELEASE

FASTENTECH, INC. REPORTS FISCAL 2006 FOURTH QUARTER AND FULL YEAR RESULTS

— Operating Cash Flow Up $7.3 Million for the Quarter and $35.4 Million for Fiscal Full Year —

Minneapolis, Minnesota – December 21, 2006 – FastenTech, Inc. today reported that its net sales for the fiscal fourth quarter ended September 30, 2006 grew 15.8% to $106.1 million from $91.6 million a year ago. Sales from acquisitions completed during and after the fiscal fourth quarter of 2005 added 11.8% to sales. Pro forma net sales (see accompanying tables) were up 4.8% (and up 10.7% excluding a 39% drop in military sales, reflecting double digit sales growth from the power generation, construction and industrial end markets).

Operating income for the period was $9.2 million versus $9.3 million a year ago. The Company also noted that net cash provided by operating activities increased $7.3 million to $12.8 million during the current quarter.

During the quarter, the Company incurred approximately $2.3 million in expenses to launch new products, expand production capabilities, integrate acquisitions and execute certain improvement initiatives. As a result, pro forma adjusted earnings before interest, taxes, depreciation and amortization (“Pro forma Adjusted EBITDA,”) (see accompanying tables for details) for the current quarter were $15.5 million, or 14.6% of net sales, compared to $16.4 million, or 16.2% of net sales a year ago.

Higher interest expense and the absence of a $4.0 million gain on the repurchase of the Company’s redeemable preferred stock recorded a year ago resulted in a net loss of $0.1 million compared to net income of $4.7 million a year ago.

As of September 30, 2006, the Company reported total debt, net of $13.8 million of cash and cash equivalents, of $279.0 million.

“We ended fiscal 2006 in line with our targets. More important, we posted 9% or better growth in four of our key end markets, reflecting strong trends in our non-residential construction, industrial and power generation markets,” said Ron Kalich, President and Chief Executive Officer of FastenTech. “And, our military sales, although down from the fourth quarter of last year improved quarter-over-quarter. During the quarter, we reached major milestones with new product introductions, expanded key manufacturing capabilities, and executed several important administrative initiatives to improve cash flow.”

For the fiscal year ended September 30, 2006, net sales increased 24.9% to $409.0 million from $327.5 million last year. Operating income and margins were $39.8 million and 9.7% of sales, compared with $34.8 million and 10.6% of sales in 2005. Net cash provided by operating activities increased $35.4 million to $28.8 million compared to cash usage of $6.6 million last year. Excluding the effects of acquisitions net sales grew 2.6%, while completed acquisitions increased reported revenues by 22.3%. Pro forma net sales (see accompanying tables) grew to $412.0 million compared to $401.3 million last year.

During the year, the Company incurred approximately $5.9 million in expenses to launch new products, expand production capabilities, integrate acquisitions and execute certain improvement initiatives. In addition, the Company experienced a shift in sales from its higher margin aerospace-grade segment to its specialized components segment. As a result of these factors, the Company reported pro forma Adjusted EBITDA (see accompanying tables) of $62.7 million, or 15.2% of net sales, compared to $64.3 million, or 16.0% of net sales, in 2005.

2007 Guidance

The Company expects continued growth in its power generation, construction, industrial and recreational markets to offset an anticipated cyclical decline in critical engine component sales to the truck markets in 2007. As a result, the Company projects 2007 pro forma sales growth in the 2% to 5% range and, subject to changes in sales mix, EBITDA margins between 15.8% and 16.8%.

Pro forma results reflect the impact of acquisitions as if such transactions had occurred as of the beginning of each period presented. For more information about these transactions see the Note to Accompanying Financial Statements section below.

This press release should be read in conjunction with the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2006, which will be filed with the Securities and Exchange Commission on Friday, December 22, 2006 and will also available at www.fastentech.com.

Quarterly Conference Call

FastenTech will hold a conference call on Friday, December 22, 2006 at 9:00 a.m. ET to discuss its fiscal 2006 fourth quarter results. Please dial (800) 289-0544 and provide the operator with confirmation code 2311542 to participate in the call in a listen only mode. The Company will also provide a live webcast of the call which may be accessed under the Investor Relations tab of the Company’s website (www.fastentech.com). A telephonic replay of the call will be available approximately two hours after the call until Thursday, December 28, 2006 by dialing (888) 203-1112 and using the same confirmation code. A webcast replay of the call will also be available for ninety days, as well as a conference call transcription, which will be available three business days after the conference call, on the Company’s website under the Investor Relations tab.

About the Company

FastenTech, Inc., headquartered in Minneapolis, Minnesota, is a leading manufacturer and marketer of highly engineered specialty components that provide critical applications to a broad range of end-markets, including the power generation, industrial, military, construction, medium to heavy duty truck, recreational and automotive/ light truck markets. For more information about the Company, please visit: www.fastentech.com.

Adjusted EBITDA and Other Non-GAAP Supplemental Information

Adjusted EBITDA and pro forma results are non-GAAP measures presented in this press release as supplemental disclosures to operating income and reported results. The Company uses Adjusted EBITDA as a basis for presenting and using financial data to aid it in making internal operating decisions. It defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, and non-operating items. Pro forma results are presented to aid in the analyses of reported results because of the significant acquisition activity the Company has engaged in over the past twenty-four months. Pro forma results are calculated as if the acquisitions that were completed after the beginning of a reported accounting period had occurred as of the beginning of the respective accounting period. Neither Adjusted EBITDA, nor pro forma results are intended to represent and should not be considered more meaningful than, or an alternative to, operating income, cash flows from operating activities or other measures of performance in accordance with generally accepted accounting principles.

The Company includes Adjusted EBITDA data and pro forma results because it is how management measures operating segment performance. It also realizes that certain investors use such information as one measure of an issuer’s historical ability to service debt and as a measure of operations. However, because of potential inconsistencies in the method of calculation, neither Adjusted EBITDA nor pro forma results are necessarily comparable to other similarly titled captions used by other companies or definitions used in the Company’s debentures, credit, or other similar agreements.

Note to Accompanying Financial Statements

In the accompanying financial statements, the unaudited pro forma information assumes that the acquisitions of Spun Metals, Inc., GCE Industries, Inc., the assets of Triumph Engineered Solutions Wisconsin facility, Acraline Products, Inc., General Products, Erie Bolt Corporation and BNC & Associates, Inc. had occurred at the beginning of fiscal 2005. The pro forma results are not necessarily indicative of what actually would have occurred if the transactions had been in effect for the periods presented, are not intended to be a projection of future results, and do not reflect any cost savings that might be achieved from the combined operations. The Condensed Consolidated Income Statements include the operating results for the acquired companies from the date of acquisition.

Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s quarterly report on Form 10-Q for the period ended June 30, 2006 and the company’s annual report on Form 10-K for the fiscal year ended September 30, 2005. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. Forward-looking statements are identified by such forward-looking terms as “may,” “will,” “could,” “should,” “seeks,” “intends,” “estimates,” “guidance,” “expects,” “believes,” “anticipates” or “plans” or the negative thereof or other comparable terms, or by discussions of strategy, plans or intentions. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by FastenTech that FastenTech’s plans and objectives will be achieved. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company’s SEC filings which can be viewed on the Company’s website at www.fastentech.com or at www.sec.gov.

Contacts:	Michael R. Elia, Senior VP and CFO	Mike Vanyo, VP and Corporate Controller
	(952) 921-2091	(952) 921-2092

FastenTech, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations

(Amounts in Thousands)

(Unaudited)

	Three months ended September 30,		Fiscal year ended September 30,
	2006	2005	2006	2005
Net sales	$106,072	$91,566	$408,977	$327,516
Cost of sales	79,244	66,546	304,067	243,199

Gross profit	26,828	25,020	104,910	84,317

Selling, general and administrative expenses	17,223	14,154	64,526	47,661

Impairment of long lived assets /
Restructuring	408	1,597	541	1,813

Operating income	9,197	9,269	39,843	34,843

Other income (expense):
Interest expense - long term debt	(8,113)	(7,101)	(32,177)	(26,139)
Interest expense - redeemable preferred stock	(711)	(989)	(2,894)	(3,454)
Gain on repurchase of redeemable preferred stock	—	4,035	2,210	4,035
Loss on sale of discontinued product line	25	—	(2,284)	—
Other, net	287	(103)	203	363

	(8,512)	(4,158)	(34,942)	(25,195)

Income before income tax expense	685	5,111	4,901	9,648
Income tax expense	807	413	1,636	3,250

Net income (loss)	$(122)	$4,698	$3,265	$6,398
Less preferred stock dividends	—	—	—	(1,169)

Net income (loss) applicable to common stockholders	$(122)	$4,698	$3,265	$5,229

FastenTech, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in Thousands)

	September 30, 2006	September 30, 2005
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$13,784	$11,730
Accounts receivable, net	65,735	57,427
Inventory, net	84,507	78,832
Other current assets	5,724	4,983

Total current assets	169,750	152,972

Goodwill and intangible assets, net	104,710	103,294
Property, plant and equipment, net	92,628	90,532
Other assets	10,489	10,591

Total assets	$377,577	$357,389

Liabilities and Stockholders’ Equity (Deficiency in Assets)
Current liabilities:
Accounts payable	$36,189	$29,272
Accrued Interest	9,224	8,745
Other accrued liabilities	16,589	14,160
Current portion of long-term debt	4,000	5,000

Total current liabilities	66,002	57,177

Long–term debt	288,750	277,000
Redeemable preferred stock and dividends	28,344	37,196
Other long–term liabilities	18,100	17,128

Total liabilities	401,196	388,501

Stockholders’ equity (deficiency in assets)	(23,619)	(31,112)

Total liabilities and stockholders’ equity (deficiency in assets)	$377,577	$357,389

FastenTech, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(Amounts in Thousands)

(Unaudited)

	Twelve Months ended September 30,
	2006	2005
Cash flows from operating activities
Net income	$3,265	$6,398
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	14,593	10,995
Amortization	5,382	2,340
Noncash interest expense-long term debt	1,453	1,444
Noncash interest expense-redeemable preferred stock	2,894	3,454
Gain on repurchase of redeemable preferred stock	(2,210)	(4,035)
Deferred income taxes	2,429	(255)
Loss on sale of discontinued product line	2,284	—
Loss on write-off of property, plant and equipment	—	1,597
Changes in operating assets and liabilities:
Accounts receivable	(3,147)	(2,755)
Inventory	1,048	(13,240)
Other current assets	(217)	(80)
Accounts payable	4,312	(2,102)
Accrued interest	479	(200)
Income taxes	1,100	(3,864)
Other liabilities	(4,719)	(6,684)
Other	(169)	371

Net cash provided by (used in) operating activities	28,777	(6,616)

Cash flows from investing activities
Cash used for acquisitions, net of cash acquired	(20,956)	(85,595)
Additions to property, plant and equipment	(10,057)	(14,480)

Net cash used in investing activities	(31,013)	(100,075)

Cash flows from financing activities
Net borrowings (repayments) under revolver	13,000	99,000
Payment of subordinated notes	(3,500)	—
Repurchase of senior subordinated notes	(1,000)	—
Proceeds from debt agreement, net	3,697	—
Debt issuance costs	—	(1,363)
Repurchase of common and preferred stock, net	(8,355)	(8,485)
Other	338	26

Net cash provided by financing activities	4,180	89,178
Effect of exchange rate fluctuations on cash	110	21

Net (decrease) increase in cash and cash equivalents	2,054	(17,492)
Cash and cash equivalents at beginning of period	11,730	29,222

Cash and cash equivalents at end of period	$13,784	$11,730

FastenTech, Inc. and Subsidiaries

Supplemental Information

Sales, Adjusted EBITDA, Proforma Reconciliation

(Amounts in Thousands)

(Unaudited)

	Three months ended September 30,		Fiscal Year ended September 30,
	2006	2005	2006	2005
Sales Reconciliation:
Net Sales per income statement	$106,072	$91,566	$408,977	$327,516
Pre-acquisition sales of acquired companies, net of dispositions	—	9,689	2,980	73,784
Pro Forma Sales	$106,072	$101,255	$411,957	$401,300

EBITDA Reconciliation :
Net income	$(122)	$4,698	$3,265	$6,398
Add back:
Income tax expense	807	413	1,636	3,250
Depreciation and amortization	5,846	3,829	19,975	13,335
Interest expense - long term debt	8,113	7,101	32,177	26,139

Interest expense - redeemable preferred stock	711	989	2,894	3,454
Gain on repurchase of redeemable preferred stock	—	(4,035)	(2,210)	(4,035)
Loss related to discontinued product line	(25)	—	2,284
Excess of fair value assigned to inventory included in cost of sales	—	—	1,286	—

Reported EBITDA	$15,330	$12,995	$61,307	$48,541

Memo: Other income, net, included above	(287)	103	(203)	(363)

Memo: impairment of long-lived assets / restructuring charges included above	408	1,597	541	1,813

Adjusted EBITDA	$15,451	$14,695	$61,645	$49,991
Pre-acquisition operating income of acquired companies, net of dispositions	—	1,467	1,126	11,393
Pre-acquisition depreciation and amortization of acquired companies, net of dispositions	—	281	(36)	2,884

Pro Forma Adjusted EBITDA	$15,451	$16,443	$62,735	$64,268

FastenTech, Inc. and Subsidiaries

Supplemental Information

Segment Analyses – Reported and Pro Forma

(Amounts in Thousands)

(Unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
Reported Segment Results	2006	2005	2006	2005
Net sales
Specialized Components	$56,379	46,018	$212,937	177,755
Aerospace-grade Components	49,741	45,588	196,286	149,909
Eliminations	(48)	(40)	(246)	(148)

Total Reported Net Sales	$106,072	$91,566	$408,977	$327,516

Adjusted EBITDA
Specialized Components	$9,098	6,529	33,349	26,209
Aerospace-grade Components	8,781	9,884	36,726	31,102
Unallocated corporate operating expenses	(2,428)	(1,718)	(8,430)	(7,320)

Adjusted EBITDA	$15,451	$14,695	$61,645	$49,991

	Three Months Ended September 30,		Fiscal Year Ended September 30,
Pro Forma Segment Results	2006	2005	2006	2005
Net sales
Specialized Components	$56,379	52,824	$217,347	202,246
Aerospace-grade Components	49,741	48,471	194,856	199,202
Eliminations	(48)	(40)	(246)	(148)

Total Pro Forma Net Sales	$106,072	$101,255	$411,957	$401,300

Adjusted EBITDA
Specialized Components	$9,098	7,861	$34,036	29,575
Aerospace-grade Components	8,781	10,300	37,129	42,013
Unallocated corporate operating expenses	(2,428)	(1,718)	(8,430)	(7,320)

Pro Forma Adjusted EBITDA	$15,451	$16,443	$62,735	$64,268

FastenTech, Inc. and Subsidiaries

Supplemental Information

Sales Analyses by Market – Reported and Pro Forma

(Amounts in Thousands)

(Unaudited)

	Three Months Ended September 30,		Y-O-Y	% of 2006	Fiscal Year Ended September 30,		Y-O-Y	% of 2006
	2006	2005	% Chg.	Sales	2006	2005	% Chg.	Sales
Reported Sales by Market

Power Generation/Aerospace	$34,237	$28,312	21%	32%	$133,178	$81,008	64%	33%
Construction	17,416	10,745	62%	16%	60,691	39,097	55%	15%
Industrial	17,174	11,391	51%	16%	65,257	45,804	42%	16%
Med/Heavy Duty Truck	11,935	12,606	-5%	11%	49,112	49,478	-1%	12%
Light Vehicle	9,901	9,400	5%	9%	38,952	36,344	7%	10%
Recreational	7,791	7,156	9%	7%	29,597	29,462	0%	7%
Military	7,666	11,996	-36%	7%	32,436	46,469	-30%	8%
Interco Eliminations	(48)	(40)		0%	(246)	(148)		0%

Total Reported Sales	$106,072	$91,566	16%	100%	$408,977	$327,514	25%	100%

Pro Forma Sales by Market

Power Generation/Aerospace	34,237	28,790	19%	32%	131,747	118,401	11%	32%
Construction	17,416	15,862	10%	16%	63,928	57,263	12%	16%
Industrial	17,174	14,103	22%	16%	65,873	55,746	18%	16%
Med/Heavy Duty Truck	11,935	12,606	-5%	11%	49,112	49,478	-1%	12%
Light Vehicle	9,901	10,149	-2%	9%	39,510	39,330	0%	10%
Recreational	7,791	7,156	9%	7%	29,597	29,462	0%	7%
Military	7,666	12,629	-39%	7%	32,436	51,768	-37%	8%
Interco Eliminations	(48)	(40)		0%	(246)	(148)		0%

Total Pro Forma Sales	$106,072	$101,255	5%	100%	$411,957	$401,300	3%	100%

###